Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 13, 2018 relating to the consolidated financial statements of Vaccinex, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a going concern uncertainty) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Rochester, New York

July 9, 2018